Contact:
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.                                                                                                            January 30, 2008
Phone: 408-736-6900 x168

AFOP REPORTS IMPROVED 4 th QUARTER AND RECORD YEAR 2007 RESULTS

Sunnyvale, CA -January 30, 2008 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter ended December 31, 2007.

Revenues for the fourth quarter of 2007 totaled $9,214,000, which represents a 19% increase over revenues of $7,746,000 reported in the fourth quarter of 2006, and are slightly higher than the revenues of $9,170,000 reported in the previous quarter. The Company recorded net income for the fourth quarter of 2007 of $1,045,000, or $0.03 per share based on 41.2 million shares outstanding, significantly improved over $653,000, or $0.02 per share based on 40.4 million shares outstanding for the fourth quarter of 2006. This compares to net income for the third quarter of 2007 of $1,065,000.

Revenues for fiscal year 2007 totaled $33,786,000, which represents a 26% increase over revenues of $26,792,000 reported in the previous year. The Company recorded a net profit for fiscal year 2007 of $ 3,363,000 or $0.08 per share based on 40.9 million shares outstanding. This represents a 412% improvement compared with a net profit of $657,000 for the previous year. On an annual operating profit basis, the Company improved significantly from a loss of $1,000,000 in fiscal year 2006 to a profit of $1,605,000 in fiscal year 2007.

Included in expenses for the quarter ended December 31, 2007 was $80,000 of stock-based compensation charges under SFAS 123(R). Included in expenses for the quarter ended December 31, 2006 was $106,000 of stock-based compensation charges under SFAS 123(R).

Included in expenses for the year ended December 31, 2007 was $398,000 of stock-based compensation charges under SFAS 123(R). Included in expenses for the year ended December 31, 2006 was $298,000 of stock-based compensation charges under SFAS 123(R).

"The fourth quarter capped a year of consistent improvement and significant milestones for AFOP," commented Peter Chang, President and Chief Executive Officer.  "Revenues grew double digits again in the fourth quarter over the year ago quarter and resulted in a new record for quarterly and annual sales. This is the seventeenth consecutive quarter with revenue growth over the year ago quarter. Operating profits and net profits continued to improve significantly from the year ago quarter.  As a result, we generated both record operating profits and record net profits in 2007. More importantly, our balance sheet grew stronger in 2007, with our cash and cash equivalents and short-term investments at the end of 2007 increasing by $5.3 million to $36.5 million from a year ago."

"In 2007, we made solid progress with customers, product technology and in operations. As these factors continue to improve, we remain encouraged about the opportunities we see in the year ahead. We expect that revenues for the coming quarter will grow sequentially and be in the range of $9.2 million to $9.7 million, and that 2008 will be another record year for AFOP. Additionally, with continued focus on operational efficiencies, we expect to generate higher operating profits in 2008 while continuing to invest in growth opportunities for our business." concluded Mr. Chang.

Conference Call
Management will host a conference call at 1:30 p.m. Pacific Time on January 30, 2008 to discuss AFOP's fourth quarter and  fiscal year 2007 financial results. To participate in AFOP's conference call, please call 877-407-9210 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 269807.  AFOP will also provide a live webcast of its  fourth  quarter and fiscal year 2007 conference call at AFOP's website www.afop.com . An audio replay will be available until February 6, 2008. The dial in number for the replay is 877-660-6853 or 201-612-7415. The replay passcodes (account # 286; conference ID#:  269807) are both required for the replay.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film  CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our ability to continue to maintain positive earnings, our ability to increase profitability in future periods, our ability to increase revenues in future periods and the extent of any revenue increase, our belief that business conditions are improving; our beliefs regarding our future opportunities, our ability to continue to focus on our operating efficiency or our successes in doing so, our expectation regarding our ability to generate higher operating profits in 2008, and our ability to continue to invest in growth opportunities, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Form 10-Q for the quarter ended September 30, 2007. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	Dec. 31, 2007	Dec. 31, 2006

ASSETS
Current assets:
Cash and short-term investments	$36,480	$31,178
Accounts receivable, net	5,393	4,009
Inventories	5,003	4,465
Other current assets	481	601

Total current assets	47,357	40,253
Property and equipment, net	4,373	4,264
Other assets	226	176

Total assets	$51,956	$44,693

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,523	$2,950
Accrued expenses and other liabilities	3,519	2,909

Total current liabilities	8,042	5,859
Long-term liabilities	1,007	930

Total liabilities	9,049	6,789
Stockholders' equity	42,907	37,904

Total liabilities and stockholders' equity	$51,956	$44,693

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2007	Sep. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Revenues	$9,214	$9,170	$7,746	$33,786	$26,792
Cost of revenues	6,336	6,291	5,473	23,158	19,380

Gross profit	2,878	2,879	2,273	10,628	7,412

Operating expenses:
Research and development	804	876	798	3,217	3,080
Sales and marketing	590	556	571	2,349	2,255
General and administrative	864	817	805	3,457	3,077

Total operating expenses	2,258	2,249	2,147	9,023	8,412

Income (loss) from operations	620	630	99	1,605	(1,000)
Interest and other income, net	425	435	554	1,758	1,657

Net income	$1,045	$1,065	$653	$3,363	$657

Net income per share:
Basic	$0.03	$0.03	$0.02	$0.08	$0.02
Diluted	$0.02	$0.02	$0.01	$0.08	$0.01

Weighted average shares outstanding:
Basic	41,187	40,980	40,400	40,897	40,118
Diluted	45,010	44,929	45,196	44,720	44,914

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$28	$29	$44	$149	$109
Research and development	13	13	19	63	57
Sales and marketing	9	9	10	42	32
General and administrative	30	40	33	144	100

Total	$80	$91	$106	$398	$298